UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 4, 2006

Strategic Distribution, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5228	22-1849240
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1414 Radcliffe Street, Suite 300, Bristol, Pennsylvania		19007
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  215-633-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

As previously reported, on November 16, 2006, the special committee of the board of directors of Strategic Distribution, Inc. (“SDI”) received an offer from William R. Berkley, Chairman of the Board of SDI, for the acquisition of all of the outstanding equity interests of SDI by Mr. Berkley or his affiliate (the “Transaction”).  In connection with the offer, Mr. Berkley and SDI entered into a letter agreement dated December 4, 2006 (the “Reimbursement Agreement”) providing for the reimbursement of certain fees and expenses of Mr. Berkley and his representatives incurred in connection with the Transaction in the event the parties do not execute a definitive agreement providing for the Transaction, such reimbursement being limited to a maximum of $250,000.

A copy of the Reimbursement Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 8.01  Other Events.

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

10.1                           Reimbursement Agreement dated December 4, 2006 between Strategic Distribution, Inc. and William R. Berkley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Distribution, Inc.

Date: December 4, 2006	By:	/s/ Donald C. Woodring
Donald C. Woodring
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Reimbursement Agreement dated December 4, 2006 between Strategic Distribution, Inc. and William R. Berkley.